Exhibit 10.1

2007 Executive Officer Equity Plan

Subject to the achievement of certain three-year revenue and EBITDA goals for the three-year period, ending December 31, 2009, the restrictions covering all or a portion of the following shares of performance-based restricted stock will lapse.

Executive Officer	Shares of Performance-Based Restricted Stock
Caren L. Mason
President and Chief Executive Officer	91,853
John M. Radak
Chief Financial Officer	31,403
Mark E. Paiz
Chief Operating Officer	38,817
Thomas J. Foley
Chief Technology Officer	31,257
Robert J. Bujarski Senior
Vice President, General Counsel & Corporate Secretary	30,842